                                                                    EXHIBIT 99.1

                                        CONTACT:  ROBERT K. HYNES (212) 355-5200

RELEASE DATE:  NOVEMBER 4, 2004

FOR IMMEDIATE RELEASE

               WHX NOTIFIED BY NYSE OF CONTINUED LISTING STANDARDS

NEW YORK,  N.Y. - NOVEMBER  4,  2004 - WHX   Corporation   (NYSE:  WHX) has been
notified by the New York Stock Exchange ("NYSE") that the Company's common stock has fallen below the NYSE's continued listing criteria relating to minimum share price.  The NYSE  requires  that a  company's  common  stock  trade at a minimum average share price of $1.00 during a 30-day trading period.

Under NYSE guidelines,  WHX must return to compliance with the continued listing criteria within six months following receipt of the NYSE  notification,  subject to  certain  NYSE  conditions.  The  Company  has  notified  the NYSE that it is considering  various  alternatives  to  cure  the  price  condition  within  the designated  time frame.  Should WHX shares cease being  traded on the NYSE,  the
Company believes that an alternative trading venue will be available.

WHX is a holding  company  that has been  structured  to invest in and  manage a diverse  group of  businesses.  WHX's  primary  business  is Handy &  Harman,  a
diversified   manufacturing   company  with   activities   in  precious   metals
fabrication, specialty wire and tubing and engineered materials.

FORWARD-LOOKING STATEMENTS
This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the
Securities Exchange Act of 1934, as amended, which are intended to be covered by
the  safe  harbors   created   thereby.   Investors  are   cautioned   that  all
forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.